SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2001

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

10735 Willows Road NE, Redmond, WA 98052 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant's telephone number, including area code)

Item 5.	Other Events.

          On August 13, 2001, Metawave Communications Corporation (the "Company") issued 1,440,566 shares of the Company's common stock to Acqua Wellington North American Equities Fund Ltd. ("Acqua Wellington") pursuant to a purchase agreement entered into on August 9, 2001 between the Company and Acqua Wellington.

          On August 17, 2001, the Company issued an additional 486,334 shares of the Company's common stock to Acqua Wellington pursuant to a purchase agreement entered into on August 15, 2001 between the Company and Acqua Wellington.

          The full text of the purchase agreements in connection with the foregoing are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K. The shares of the Company common stock sold to Acqua Wellington are registered under our Registration Statement on Form S-3 (Registration No. 333-61470.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Purchase Agreement between Metawave Communications Corporation and Acqua Wellington North American Equities Fund Ltd. dated August 9, 2001.
99.2	Purchase Agreement between Metawave Communications Corporation and Acqua Wellington North American Equities Fund Ltd. dated August 15, 2001.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: August 17, 2001	By: /s/ Kathryn Surace-Smith Kathryn Surace-Smith Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Purchase Agreement between Metawave Communications Corporation and Acqua Wellington North American Equities Fund Ltd. dated August 9, 2001.
99.2	Purchase Agreement between Metawave Communications Corporation and Acqua Wellington North American Equities Fund Ltd. dated August 15, 2001.